Exhibit 10.1

July 15, 2014

Christopher Wilkos
Executive Vice President & Chief Investment Officer

Dear Chris:

This is to confirm a $175,000 one-time cash award in recognition of your sustained performance and leadership as Chief Investment Officer and the resumption by Phoenix of current filings with the U.S. Securities and Exchange Commission (the ‘SEC”).

Terms of the One-Time Award

The one-time award will be paid based on completion of the performance milestone outlined in the table below

Target Payout Date	Amount	Performance Milestone

Concurrent with becoming a current SEC filer estimated to be no later than December 12, 20141	$175,000	Current filer for PNX with the filing of the 2014 PNX Q3 Form 10-Q

1 Actual date of payment will be determined based on the filing of the 2014 PNX Q3 Form 10-Q.  Individual must be actively employed on the date of payment

Eligibility for this one-time award is subject to the following terms:

●	The payment is subject to Phoenix’s Compensation Recovery Policy (clawback policy).

●
If you terminate your employment with Phoenix by resignation or retirement, or if your employment is terminated for cause2 prior to the filing of the 2014 PNX Q3 Form 10-Q, you will not receive any payment.  However, if your employment is involuntarily terminated through workforce reduction, death, or another reason unrelated to cause (not including retirement), on or before the payment date indicated above, you will receive the full award payable as soon as practicable after the date employment is terminated.

Sincerely,

/s/ Jody A. Beresin	/s/ Christopher Wilkos
Jody Beresin	Christopher Wilkos
Senior Vice President	Executive Vice President
Chief Administrative Officer	Chief Investment Officer

2 ”Cause” means: (i) your conviction of or plea of nolo contendere to, a felony; (ii) an act of willful (act, or failure to act, on your part done, or omitted to be done, by you not in good faith and without reasonable belief that your act, or failure to act, was in the best interest of Phoenix and its subsidiaries or affiliates) misconduct on your part with regard to Phoenix or its affiliates having a material adverse impact on Phoenix or its affiliates (including, without limitation, a willful violation of Phoenix’s Code of Conduct), or (iii) your failure in good faith to attempt or refusal to perform lawful directives of the Phoenix Board of Directors or executive officers of Phoenix, as applicable, which directives are consistent with the scope and nature of your employment duties and responsibilities.